Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-209914 and 333-209913) and Form S-8 (No. 333-210953, 333-196186, 333-151438, 333-151440) of the United States Steel Corporation of our report dated February 28, 2017 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers
Pittsburgh, Pennsylvania
February 28, 2017